================================================================================

                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under Section 240.14a-12

                           LAUREL CAPITAL GROUP, INC.
                (Name of Registrant as Specified in its Charter)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2)of Schedule 14A.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:________

     (2) Aggregate number of securities to which transaction applies:___________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):_____________

     (4) Proposed maximum aggregate value of transaction:_______________________

     (5) Total fee paid:________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:________________________________________________

     (2) Form, Schedule or Registration Statement No.:__________________________

     (3) Filing Party:__________________________________________________________

     (4) Date Filed:____________________________________________________________

================================================================================

                           LAUREL CAPITAL GROUP, INC.
                               2724 HARTS RUN ROAD
                        ALLISON PARK, PENNSYLVANIA 15101
                                 (412) 487-7404

                            NOTICE OF ANNUAL MEETING

                         TO BE HELD ON NOVEMBER 1, 2001


         NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Laurel Capital Group, Inc. (the "Company") will be held at the Holiday Inn - Allegheny Valley, R.I.D.C. Park, 180 Gamma Drive, Pittsburgh, Pennsylvania 15238, on Thursday, November 1, 2001 at 10:30 a.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy
Statement:

         (1) To elect two directors for a term of three years or until their successors have been elected and qualified;

         (2) To ratify the appointment of KPMG LLP as the Company's independent auditors for the year ending June 30, 2002; and

         (3) To transact such other business as may properly come before the meeting.

         Stockholders of record at the close of business on September 14, 2001 are entitled to notice of and to vote at the Annual Meeting.


                                             BY ORDER OF THE BOARD OF DIRECTORS


                                             /s/ JOHN A. HOWARD, JR.
                                             ---------------------------
                                             John A. Howard, Jr.
                                             Secretary


Allison Park, Pennsylvania
October  1, 2001


================================================================================
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
================================================================================

                           LAUREL CAPITAL GROUP, INC.


                                 PROXY STATEMENT



                         ANNUAL MEETING OF STOCKHOLDERS



         This Proxy Statement is furnished to the holders of common stock of Laurel Capital Group, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors, to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Holiday Inn - Allegheny Valley, R.I.D.C. Park, 180 Gamma Drive, Pittsburgh, Pennsylvania 15238, on Thursday, November 1, 2001 at 10:30 a.m., Eastern Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting. This Proxy Statement is expected to be mailed to stockholders on or about October 1, 2001.

         Each proxy solicited hereby, if properly signed and returned to the Company, will be voted in accordance with the instructions contained therein if it is not revoked prior to its use. If no contrary instructions are given, each proxy received will be voted (i) for the election of the two nominees for director described herein, (ii) for the ratification of KPMG LLP as the Company's independent auditors for the year ending June 30, 2002, and (iii) upon such other matters as may properly come before the Annual Meeting in accordance with the best judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by
(i) filing with the Secretary of the Company written notice thereof (John A. Howard, Jr., Secretary, Laurel Capital Group, Inc., 2724 Harts Run Road, Allison Park, Pennsylvania 15101), (ii) submitting a duly executed proxy bearing a later date, or (iii) by appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

         Laurel Capital Group, Inc. is a bank holding company and the parent holding company for Laurel Savings Bank (the "Bank"), a Pennsylvania-chartered stock savings bank. The Company owns 100% of the Bank's common stock.


                        VOTING SECURITIES AND BENEFICIAL
                                OWNERSHIP THEREOF

         Only stockholders of record at the close of business on September 14, 2001 ("Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 1,943,772 shares of common stock, $.01 par value per share (the "Common Stock"), of the Company outstanding. The Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting.

         Directors are elected by a plurality of the votes cast with a quorum present. A quorum consists of stockholders representing, either in person or by proxy, a majority of the outstanding Common Stock entitled to vote at the Annual Meeting. Abstentions are considered in determining the presence of a quorum and will not affect the plurality vote required for the election of directors. The affirmative vote of the holders of a majority of the total votes present in person or by proxy is required to ratify the appointment of the independent auditors. Under rules of the New York Stock Exchange, the proposal for ratification of the auditors is considered a "discretionary" item upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and for which there will not be "broker non-votes."

                        PRINCIPAL HOLDERS OF COMMON STOCK

         The following table sets forth information as of September 14, 2001 with respect to ownership of the Common Stock by the entities which are known to the Company to be the beneficial owners of more than 5% of the Common Stock and by all directors and executive officers of the Company as a group. For information with respect to the beneficial ownership of Common Stock by individual directors, see "Information with Respect to Nominees for Director, Directors Whose Terms Continue and Executive Officers."

  Name and Address                                            Amount and Nature                        Percent
 of Beneficial Owner                                     of Beneficial Ownership(1)                  of Class(1)
 -------------------                                     --------------------------                  -----------

First Manhattan Company                                           189,740                                9.76%
437 Madison Avenue
New York, New York 10022

The Banc Funds                                                    122,087                                6.28%
208 South LaSalle Street, Suite 1680
Chicago, Illinois 60604

Edwin R. Maus                                                     119,786(2)                             5.93%
2570 Cole Road
Wexford, PA 15090

All directors and executive
officers as a group (11 persons)                                  381,257(3)                            17.58%



(1) Based upon information provided by the respective beneficial owners and filings with the Securities and Exchange Commission ("SEC") made pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), and other information. Beneficial ownership is direct except as otherwise indicated by footnote. In accordance with Rule 13d-3 of the Exchange Act, a person is deemed to be the beneficial owner of a security if he or she has or shares voting power or dispositive power with respect to such security or has the right to acquire such ownership within 60 days.

(2) Includes options covering 77,718 shares of Common Stock which are exercisable within 60 days of September 14, 2001, 32,536 shares owned jointly with Mr. Maus' spouse and 9,532 shares held in an IRA.

(3) Includes options covering 226,471 shares of Common Stock which are exercisable within 60 days of September 14, 2001. See "Information with Respect to Nominees for Director, Directors Whose Terms Continue and Executive Officers."



               INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
              DIRECTORS WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

         The Bylaws of the Company presently provide that the Board of Directors shall consist of seven members. The Company's Bylaws further provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years or until their successors are elected and qualified. One class of directors is to be elected annually. There are no arrangements or understandings between the Company and any person pursuant to which such person has been elected a director. No director is related to any other director or any executive officer of the Company or the Bank by blood, marriage or adoption.

THE NOMINEES

         Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of all the nominees for director listed below. If any of the nominees should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for the replacement nominee recommended by the Board of Directors. As of the date hereof, the Board of Directors knows of no reason why the persons listed below may not be able to serve as a director if elected.

         Article 7.F. of the Company's Articles of Incorporation provides that stockholders may submit nominations for election to the Board of Directors to the Secretary of the Company so that it is delivered or received no later than the close of business on the 60th day prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders of the Company. Article 7.F. also sets forth the required information in such notice of nomination. No nominations were submitted by stockholders in connection with the Annual Meeting.

         Nominees for director will be elected by a plurality of the votes cast by the shares of Common Stock entitled to vote in the election at the Annual Meeting. Abstentions and broker non-votes will have no effect on the vote.



           NOMINEES FOR DIRECTOR FOR THREE-YEAR TERM EXPIRING IN 2004



                                           POSITION WITH THE COMPANY                                    COMMON STOCK
                                            AND PRINCIPAL OCCUPATION                                    BENEFICIALLY
                                              DURING THE PAST FIVE               DIRECTOR                OWNED AS OF
      NAME               AGE                        YEARS(1)                      SINCE             SEPTEMBER 14, 2001(2)(3)
      ----               ---                  -----------------------            --------           ------------------------
                                                                                                     AMOUNT      PERCENTAGE
                                                                                                     ------      ----------

Richard J. Cessar         72       Chairman of the Board since 1996;               1969              27,809        1.42%(4)
                                   Chairman of the Board, Maglev Inc.,
                                   previously Pennsylvania State legislator.

Arthur G. Borland         71       Director; retired; previously Secretary,        1986              25,796        1.32%(5)
                                   Oberg Manufacturing Company, Inc., a
                                   manufacturer of carbide stamping dies,
                                   Freeport, Pennsylvania.



                THE BOARD OF DIRECTORS RECOMMENDS THAT THE ABOVE
                        NOMINEES BE ELECTED AS DIRECTORS.

MEMBERS OF THE BOARD CONTINUING IN OFFICE



                      DIRECTORS WHOSE TERMS EXPIRE IN 2002


                                           POSITION WITH THE COMPANY                                    COMMON STOCK
                                            AND PRINCIPAL OCCUPATION                                    BENEFICIALLY
                                              DURING THE PAST FIVE               DIRECTOR                OWNED AS OF
      NAME               AGE                        YEARS(1)                      SINCE             SEPTEMBER 14, 2001(2)(3)
      ----               ---                  -----------------------            --------           ------------------------
                                                                                                     AMOUNT      PERCENTAGE
                                                                                                     ------      ----------
Richard S. Hamilton       56          Director; President of AAA of West             1986            34,589           1.76%
                                      Penn/West Virginia, Pittsburgh,
                                      Pennsylvania.

J. Harold Norris          75          Director, retired; previously Department       1967            28,986           1.48% (6)
                                      Manager, Port Authority of Allegheny
                                      County, Pittsburgh, Pennsylvania.

Edwin R. Maus             59          Director; President and Chief Executive        1989           119,786           5.93% (7)
                                      Officer of the Company since 1992;
                                      President and Chief Executive Officer of
                                      the Bank since 1989; joined the Bank in
                                      1987 as Vice President of Operations.


                      DIRECTORS WHOSE TERMS EXPIRE IN 2003



                                           POSITION WITH THE COMPANY                                    COMMON STOCK
                                            AND PRINCIPAL OCCUPATION                                    BENEFICIALLY
                                              DURING THE PAST FIVE               DIRECTOR                OWNED AS OF
      NAME               AGE                        YEARS(1)                      SINCE             SEPTEMBER 14, 2001(2)(3)
      ----               ---                  -----------------------            --------           ------------------------
                                                                                                     AMOUNT      PERCENTAGE
                                                                                                     ------      ----------


Harvey J. Haughton       88            Director; retired; previously Vice          1972              36,362       1.86% (8)
                                       President of Finance, Jones and Laughlin
                                       Steel Corporation, Pittsburgh,
                                       Pennsylvania.

Annette D. Ganassi       45            Director; President/                        1992              28,608       1.46%
                                       Owner of Annette
                                       Ganassi Oldsmobile,
                                       Pontiac, GMC Truck,
                                       Glenshaw,
                                       Pennsylvania.


----------------------

(1) Unless otherwise noted, each director has held his or her currently listed position for the last five years.


                                         (Footnotes continued on following page)

(2) Based on information furnished by the respective individuals. Under applicable regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(3) Under applicable regulations, a person is also deemed to have beneficial ownership of any shares which may be acquired within 60 days pursuant to the exercise of outstanding stock options. The amounts set forth in the table include shares which may be received upon exercise of stock options within 60 days of the Voting Record Date as follows: Mr. Maus, 77,718 shares; Ms. Ganassi, 16,590 shares; Mr. Hamilton, 16,588 shares; Mr. Borland, 16,494 shares; Mr. Cessar, 14,676; Mr. Norris, 12,979 shares and Mr. Haughton, 12,279 shares.

(4) Includes 1,554 shares owned jointly with Mr. Cessar's spouse.

(5) Includes 5,788 shares owned jointly with Mr. Borland's children and 3,514 shares held in an IRA.

(6) Includes 13,497 shares owned jointly with Mr. Norris's spouse.

(7) Includes 32,536 shares owned jointly with Mr. Maus' spouse and 9,532 shares held in an IRA.

(8) Includes 24,083 shares held in trust for Mr. Haughton's spouse



EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         The following information is provided with respect to executive officers of the Company and/or the Bank who are not also directors. There are no arrangements or understandings between the Company or the Bank and any person pursuant to which a person has been elected as an officer.

         JOHN A. HOWARD, JR. - Mr. Howard joined the Bank in July 1992 as Chief Financial Officer, was appointed a Vice President in August 1992, a Senior Vice President in July 1994 and Corporate Secretary/Treasurer in August 1994. Mr. Howard presently serves in the same capacities for the Company. From 1985 until July 1992, Mr. Howard served in various positions with Community Bancorp, Inc. and its wholly owned subsidiary, Community Savings Bank, Monroeville, Pennsylvania, including Controller, Chief Financial Officer and Senior Vice President.

         THOMAS A. WEBB - Mr. Webb joined the Bank in November 1998 as Vice President and Chief Lending Officer. From 1993 to 1998, Mr. Webb served as Vice President and Chief Lending Officer with Indiana First Savings Bank in Indiana, Pennsylvania. From 1991 to 1993, Mr. Webb served as Assistant Vice President, Consumer Lending of PNC Bank and from 1988 to 1991 served as Assistant Vice President, Commercial Lending with First Federal of Pittsburgh.

         WILLIAM T. PUZ - Mr. Puz joined the Bank in October 1990 as Credit and Collections officer and was promoted to Assistant Vice President in November 1992 and to Vice President in November 1998. From 1981 to 1990, Mr. Puz served in various positions with Vanguard Federal Savings Bank, Vandergrift, Pennsylvania, including Loan Service Counselor, Loan Officer and Assistant Vice President.

         NANCY KRULAC FAUST - Ms. Faust joined the Bank in November 1993 as Internal Auditor and Compliance Officer and was promoted to Assistant Vice President in July 1994 and to Vice President in November 1998. From 1985 to 1993, Ms. Faust served in various positions with Edwards Leap and Sauer, Certified Public Accountants, Pittsburgh, Pennsylvania, including Staff Accountant and Audit and Accounting Manager and from 1978 to 1985 served in the Accounting and Bank Operations departments at the Federal Home Loan Bank of Pittsburgh, Pittsburgh, Pennsylvania.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. ("NASD"). Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company knows of no person who owns 10% or more of the Common Stock.

         Based solely on review of the copies of such forms furnished to the Company, the Company believes that during fiscal 2001, all Section 16(a) filing requirements applicable to its officers and directors were complied with.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company meets on an as needed basis. Each member of the Board of Directors of the Company also serves as a trustee of the Bank. During the year ended June 30, 2001, the Board of Directors of the Company met twelve times. With the exception of Trustee Haughton, no director attended fewer than 75% of the aggregate of the total number of Board meetings of the Company held during fiscal 2001 and the total number of meetings held by committees on which he or she served during the year. Directors of the Company did not receive any fees directly from the Company during fiscal 2001.

         The Executive Committee is authorized to exercise all the authority of the Board of Directors in the management of the Company between Board meetings except as otherwise provided in the Company's Bylaws. During fiscal 2001 the Executive Committee consisted of Messrs. Cessar, Maus, Haughton and Norris. The Executive Committee did not meet during the fiscal year ended June 30, 2001.

         The Audit Committee supervises the internal audit function, reviews with management and independent auditors the systems of internal controls and monitors the Company's adherence in accounting and financial reporting to generally accepted accounting principles. During fiscal 2001 the Audit Committee consisted of Messrs. Borland, Hamilton and Haughton. The Audit Committee met three times in fiscal 2001. The members are independent as defined in Rule 4200(a)(14) of the listing standards of the Nasdaq Stock Market. The Board of Directors has adopted an Audit Committee Charter in the form attached hereto as Appendix A.

         The entire Board of Directors acts as the Nominating Committee. The Nominating Committee recommends persons to serve as directors in order to fill vacancies on the Board which may occur and makes nominations for directors to be elected by the stockholders of the Company. The Nominating Committee met in August, 2001. Although the Nominating Committee will consider nominees recommended by stockholders, it has not actively solicited recommendations for nominees from stockholders. If such stockholder nominations are properly made, ballots will be provided bearing the name of the stockholders' nominee or nominees at the Annual Meeting.

         The Personnel Committee establishes and monitors policies, practices and procedures relating to the compensation of, and incentive programs for, the Company's executive management and other employees. The Personnel Committee also reviews job performance of the Company's officers. During fiscal 2001 the Personnel Committee consisted of Messrs. Borland, Norris and Ms. Ganassi. The Personnel Committee met four times during fiscal 2001.

         The Board of Trustees of the Bank meets regularly each month and may have additional special meetings. With the exception of Trustee Haughton, during fiscal 2001 no director attended less than 75% of both the number of Board meetings and any meetings of committees thereof on which he or she served during the year. The Bank pays each trustee, other than Mr. Maus, $1,200 per month and the Chairman of the Board receives $1,600 per month. Trustees receive an additional $200 per month for each regular monthly board meeting attended. The Board of Trustees of the Bank has established various standing committees of the Board, including Audit Committee, Personnel Committee and Executive Committee, which perform substantially similar duties as the comparable committees of the Board of Directors of the Company.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee has reviewed and discussed the June 30, 2001 audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61 "Communication with Audit Committees," as amended by SAS No. 90 "Audit Committee Communication." The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and has discussed with the independent accountant, the independent accountant's independence. Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statement be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2001 for filing with the SEC.

                                                        Arthur G. Borland
                                                        Richard S. Hamilton
                                                        Harvey J. Haughton



PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The performance of both the Company and the Bank are evaluated along with the contributions as related to the job performance of each member of senior management. Such evaluation is the basis for determining compensation and benefits afforded senior management. Economic conditions, similar financial services data and peer group comparison surveys provide additional information to assist in the compensation review process.

         Employment contracts between Laurel Capital Group, Inc., Laurel Savings Bank and two senior management executives were amended in February, 2001 to extend their term for an additional one-year period effective February 21, 2001.

         Net income for fiscal 2000 totaled $3.4 million while the combined assets of the Bank and the Company increased approximately 9.8%. As a result of this profitability and growth, the Personnel Committee increased the annual salary of Chief Executive Officer, Edwin R. Maus, by 9.8% for fiscal 2001. As of October 1, 2001, bonuses for performance during fiscal 2001 had not been determined.

         Submitted by the Personnel Committee: Arthur G. Borland, Annette D. Ganassi and J. Harold Norris.

PERFORMANCE GRAPH

         The following table and graph compares the yearly cumulative total return of the Common Stock over a five-year measurement period with (i) the yearly cumulative total return on the stocks included in the Nasdaq Market Index and (ii) the yearly cumulative total return on the stocks included in the Nasdaq Bank Stock Market Index as reported by the Center for Research in Securities Prices at the University of Chicago. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years.

                           TABLE OF CUMULATIVE VALUES

                                    1996         1997         1998          1999        2000         2001
                                    ----         ----         ----          ----        ----         ----

Laurel Capital Group, Inc...     $ 100.00     $ 146.79      $ 210.72     $ 172.66     $ 153.20     $ 214.84
Nasdaq Market Index.........       100.00       121.60        160.06       230.22       340.39       184.53
Nasdaq Banks Index..........       100.00       156.28        216.77       214.11       175.56       243.52
Book Value Per Share........         9.29         9.83         10.83        11.29        11.62        13.34
Market Value Per Share......         9.83        14.08         19.75       15.625        13.25        17.75

           [LAUREL CAPITAL GROUP, INC. COMPARATIVE PERFORMANCE GRAPH]


                             EXECUTIVE COMPENSATION

REMUNERATION OF EXECUTIVE OFFICERS

         SUMMARY COMPENSATION TABLE. The Summary Compensation Table below includes compensation information on the President and Chief Executive Officer and the other executive officer of the Company whose total compensation exceeded $100,000 for services rendered in all capacities during the fiscal years ended June 30, 2001, 2000 and 1999.

    Name and Principal        Fiscal                                                           All Other
        Position               Year                 Annual Compensation                     Compensation(1)
        --------               ----                 -------------------                     ---------------
                                                                      Other Annual
                                          Salary       Bonus(2)      Compensation(3)
                                          ------       --------      ---------------

Edwin R. Maus                  2001      $180,000      $     0              0                    $ 9,000
President and Chief            2000       164,000       36,000              0                     10,000
  Executive Officer            1999       149,000       30,000              0                      8,850

John A. Howard, Jr.
Senior Vice President,         2001      $128,000      $     0              0                    $ 6,400
  Chief Financial              2000       116,000       25,000              0                      7,050
  Officer, Secretary           1999       101,000       20,000              0                      6,050
  and Treasurer


---------------

(1) Includes employer matching contributions accrued pursuant to the Bank's defined contribution pension plan. See "-Pension Plan."

(2) As of October 1, 2001, bonuses for performance during fiscal 2001 had not been determined.

(3) Does not include amounts attributable to miscellaneous benefits received by the named executive officer. In the opinion of management of the Company, the costs to the Company of providing such benefits to the named executive officer during the year ended June 30, 2001 did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such individual.

STOCK OPTIONS

         No stock options were granted to Mr. Maus or Mr. Howard during fiscal 2001.

         The following table sets forth information with respect to the options exercised during fiscal 2001, the aggregate number of unexercised options at the end of the fiscal year and the value with respect thereto.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR END OPTION VALUES

========================= ============= =========== ============================== =============================
                             Shares
                          Acquired on     Value         Number of Unexercised          Value of Unexercised
          Name              Exercise     Realized        Options at Year End          Options at Year End(1)
                                                    -------------- --------------- ------------- ---------------
                                                     Exercisable   Unexercisable    Exercisable   Unexercisable
========================= ============= =========== ============== =============== ============= ===============
Edwin R. Maus                 4,392      $50,991       77,718           5,000          $540,097     $10,000
------------------------- ------------- ----------- -------------- --------------- ------------- ---------------
John A. Howard, Jr.           2,112       16,600       31,824           2,500          $218,303     $ 5,000
========================= ============= =========== ============== =============== ============= ===============


---------------------------

(1) Based on the closing price of the Common Stock of $17.75 at June 30, 2001.


EMPLOYMENT AGREEMENTS

         The Company and the Bank (collectively, the "Employers") have entered into employment agreements ("Agreements") with Edwin R. Maus and John A. Howard, Jr. The Employers have agreed to employ Mr. Maus for a term of three years in his current position as President and Chief Executive Officer at a minimum base salary of $180,000 per year. The Employers have agreed to employ Mr. Howard for a term of three years in his current position as Senior Vice President, Chief Financial Officer, Secretary and Treasurer at a minimum base salary of $128,000 per year. The Board of Directors of the Employers and the executives may mutually agree to extend the term of the Agreements for an additional one year as of each or any annual anniversary of the date of the Agreements by affirmatively approving an addendum to the Agreement at least 45 days prior to such anniversary date.

         The Agreements are terminable with or without cause by the Employers. The executives shall have no right to compensation or other benefits pursuant to the Agreements for any period after voluntary termination or termination by the Employers for cause, disability, retirement or death, provided, however, that
(i) in the event that the executives terminate their employment because of failure of the Employer to comply with any material provision of the Agreements or (ii) the Agreements are terminated by the Employers other than for cause, disability, retirement or death or by the executives as a result of certain adverse actions which are taken with respect to the executive's employment following a Change in Control of the Company, as defined, the executive will be entitled to a cash severance amount equal to 2.99 times his base salary.

         Although the above-described Agreements could increase the cost of any acquisition of control of the Company, management of the Company does not believe that the terms thereof would have a significant anti-takeover effect.

PENSION PLAN

         The Bank has a defined contribution pension plan for qualifying employees of the Bank which allows such employees to make contributions ("Employee Contributions") as permitted by Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). The Bank makes annual contributions equal to 5% of an employee's annual compensation ("Employer Contributions"). Prior to October 1, 1993, Employer Contributions were 100% vested only after five years of service and subsequent to October 1, 1993, Employer Contributions become 20% vested after two years of service, 50% vested after three years, 75% vested after four years and 100% vested after five years. Employer Contributions also become fully vested upon normal retirement at age 65 or upon the death or permanent and complete disability of a participant while employed by the Bank. Employee Contributions, which may be either pre-tax contributions or after-tax contributions, are always fully vested and non-forfeitable.

INDEBTEDNESS OF MANAGEMENT

         The Bank offers to its directors, officers and employees first mortgage loans for the financing of their primary residences, second mortgage loans secured by the borrower's primary residence which may be used for any purpose, and consumer loans of all kinds. Any credit extended by the Bank to its executive officers, directors and, to the extent otherwise permitted, principal stockholder(s), or any related interest of the foregoing, must (i) be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by the Bank with non-affiliated parties and (ii) not involve more than the normal risk of repayment or present other unfavorable features. Loans previously made by the Bank to such persons remain in effect pursuant to their original terms. However, officers and directors of the Bank may receive loans pursuant to employee benefit programs, provided that the program is widely available to all employees of the Bank and does not give preference to such officers and directors over other employees. These loans were otherwise made in the normal course of business on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons, including, but not limited to, the payment of fees and requirements for collateral. Upon termination of employment, the interest rate on these loans is increased to the market rate that existed at the time the loan was made. It is the belief of management that these loans neither involve more than the normal risk of collectability nor present other unfavorable features. No director, executive officer or any member of their immediate families had preferential loans in excess of $60,000 during fiscal year 2001.


               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

GENERAL

         The Board of Directors of the Company has appointed KPMG LLP as independent auditors of the Company for the year ending June 30, 2002 and has further directed that the selection of such auditors be submitted for ratification by the stockholders at the Annual Meeting. The Company has been advised by KPMG LLP that neither that firm nor any of its associates has any relationship with the Company or the Bank other than the usual relationship that exists between independent certified public accountants and clients. KPMG LLP will have a representative at the Annual Meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions.

AUDIT FEES

         The aggregate amount of the fees billed by KPMG LLP for its audit of the Company's annual financial statements for the year ended June 30, 2001, its reviews of the Company's unaudited interim financial statements included in reports filed by the Company under the Exchange Act during the year, and its examination of the Company's internal control over financial reporting was $54,850.00.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION

         There were no fees billed by KPMG LLP for financial information systems design and implementation services provided to the Company during fiscal 2001.

ALL OTHER FEES

         The aggregate amount of the fees billed by KPMG LLP for all other services rendered to the Company during fiscal 2001 was $11,400.00. These services consisted primarily of tax compliance and consulting services.

         The Board of Directors and its Audit Committee considered the compatibility of the non-audit services provided to the Company by KPMG LLP in fiscal 2001 on the independence of KPMG LLP from the Company in evaluating whether to appoint KPMG LLP to perform the audit of the Company's financial statement for the year ending June 30, 2002.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2001.

                              STOCKHOLDER PROPOSALS

         Any proposal which a stockholder wishes to have presented at the next Annual Meeting of Stockholders, to be held in November 2002, must be received at the main office of the Company, 2724 Harts Run Road, Allison Park, Pennsylvania 15101, no later than June 1, 2002. If such proposal is in compliance with all of the requirements of Rule 14a-8 of the Exchange Act, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next Annual Meeting of Stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

                                 ANNUAL REPORTS

         A copy of the Company's Annual Report to Stockholders for the year ended June 30, 2001 accompanies this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials.

         UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K ("FORM 10-K") FOR THE YEAR ENDED JUNE 30, 2001 AND THE LIST OF THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SEC UNDER THE EXCHANGE ACT. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO MR. EDWIN R. MAUS, PRESIDENT, LAUREL CAPITAL GROUP, INC., 2724 HARTS RUN ROAD, ALLISON PARK, PENNSYLVANIA 15101. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.


                                  OTHER MATTERS

         Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Company to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as director if a nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business that may properly come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             /s/ JOHN A. HOWARD, JR.
                                             ---------------------------
                                             John A. Howard, Jr.
October 1, 2001                              Secretary

                                                                      APPENDIX A


                             AUDIT COMMITTEE CHARTER



The Audit Committee of the Board Is comprised of independent trustees. A trustee will not be considered independent if, among other things, he or she has:

o Been employed by the Company or its affiliates in the current or past three years;

o Accepted any compensation from the Company or its affiliates in excess of $60,000 during the previous fiscal year (except for Board service, retirement plan benefits or non-discretionary compensation);

o An immediate family member who is, or has been in the past three years, employed by the Company or its affiliates as an executive officer;

o Been a partner, controlling shareholder or executive officer of any for profit business to which the Company made, or from which it received, payments (other than those which arise solely from investments in the Company's securities) that exceed 5% of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

o Been employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

At least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior financial officer with financial oversight responsibilities.

The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to shareholders and others, the system of internal controls that management and the Board have established and all audit processes.

The responsibilities of the Audit Committee are as follows:

o The Audit Committee ensures the independence of the independent external auditor.

o The Audit Committee facilitates open communication among the internal audit department, the independent accountants and the Board. The independent external auditor is accountable to the Board and the Audit Committee.

o The Audit Committee must report committee actions to the entire Board and may make appropriate recommendations.

o The Audit Committee has the power to conduct or authorize investigations into matters within the committee's scope of responsibilities. The Committee is authorized to retain independent counsel, accountants or others it needs to assist in an investigation.

o In accordance with the Commonwealth of Pennsylvania's Confidentiality of Credit Records and Credit Policy Act of 1996, the Audit Committee is assigned the compliance review function. In that capacity, the Audit Committee has the authority to appoint any person to act in an investigatory capacity at the direction of the Compliance Review Committee. The Audit Committee appoints the Bank's Vice President, Internal Audit/Compliance, as their Committee's Investigatory Officer.

o The Audit Committee will review internal audits, the annual external audit and any other financial statements, regulatory and/or legal matters or reports as deemed necessary.

o The Audit Committee will meet at least once in each fiscal year, more frequently if circumstances require. The Committee Chairman has the power to call a Committee meeting whenever he feels it is necessary. The Committee may ask members of management to attend a meeting and is authorized to receive all pertinent information from management.

The Committee will do whatever else the law, the Company's and Bank's governing documents or the Board requires.

/X/ PLEASE MARK VOTES               REVOCABLE PROXY
    AS IN THIS EXAMPLE         LAUREL CAPITAL GROUP, INC.


  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF                                                                WITH-
DIRECTORS OF LAUREL CAPITAL GROUP, INC. (THE "COMPANY")                                                   FOR      HOLD     EXCEPT
FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE        1.  ELECTION OF DIRECTORS                 / /       / /      / /
HELD ON NOVEMBER 1, 2001 AND AT ANY ADJOURNMENT THEREOF.
                                                                    Nominees for three-year term:
  The undersigned, being a stockholder of the Company,
hereby appoints the Board of Directors or any successor            ARTHUR G. BORLAND       RICHARD J. CESSAR
thereto as proxies with full powers of substitution, and
hereby authorizes them to represent and vote, as designated     INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
on this proxy card, all the shares of common stock of the       NOMINEE, MARK "EXCEPT" AND WRITE THAT NOMINEE'S NAME IN
Company ("Common Stock") held of record by the undersigned      THE SPACE PROVIDED BELOW.
on September 14, 2001 at the Annual Meeting of Stockholders
to be held at the Holiday Inn-Allegheny Valley, R.I.D.C.        _______________________________________________
Park, 180 Gamma Drive, Pittsburgh, Pennsylvania 15238 on
Thursday, November 1, 2001 at 10:30 a.m., Eastern Time, or                                                FOR     AGAINST    ABSTAIN
any adjournment thereof, and thereat to act with respect        2.  PROPOSAL to ratify the appointment
to all votes that the undersigned would be entitled to              of KPMG LLP as the Company's          / /       / /        / /
cast, if then personally present, as set forth on this              independent auditors for the fiscal
proxy card (the Board of Directors recommends that                  year ended June 30, 2002.
stockholders vote FOR proposals 1 and 2).
                                                                3.  In their discretion, the proxies are authorized to vote with respect to matters incident to the conduct of the meeting and upon such other business as may properly come before the
                                                                    Annual Meeting.


                                                                                 PLEASE CHECK BOX IF YOU PLAN
                                                                                 TO ATTEND THE MEETING.       ======== >  /  /

Please be sure to sign and date        Date                       SHARES OF COMMON STOCK OF THE COMPANY WILL BE VOTED AS SPECIFIED.
 this Proxy in the box below.          _________________        IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE
                                                                ELECTION OF ALL OF THE NOMINEES NAMED IN PROPOSAL 1, FOR PROPOSAL 2,
                                                                AND OTHERWISE AT THE DISCRETION OF THE PROXIES. THIS PROXY MAY BE
________________________________________________________        REVOKED AT ANY TIME PRIOR TO THE TIME IT IS EXERCISED AT THE ANNUAL
Stockholder sign above  -- Co-holder (if any) sign above        MEETING.

   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.



                           LAUREL CAPITAL GROUP, INC.



  The above signed hereby acknowledges receipt of a Notice of Annual Meeting of Laurel Capital Group, Inc. to be held on November 1, 2001 and any adjournment thereof, and a Proxy Statement for the Annual Meeting prior to the signing of this proxy card.

  Please sign exactly as your name(s) appear(s) on this proxy card. When signing in a representative capacity, please give title. Only one signature is required in the case of a joint account.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY


IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.


___________________________

___________________________

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